Exhibit 23(b)



          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Northwest Natural Gas Company on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP

          Portland, Oregon
          September 29, 1998